Exhibit 99.1

News Release

EGAIN ANNOUNCES FINANCIAL RESULTS FOR THE SEPTEMBER 2003 QUARTER

EGAIN SERVICE 6 SUCCESS FUELS NEW CUSTOMER GROWTH

SUNNYVALE, Calif. (November 6, 2003)—eGain Communications Corporation (Nasdaq: EGAN), a leading provider of customer service and contact center software, today announced financial results for the first quarter of fiscal year 2004. Revenue for the quarter ended September 30, 2003 was $4.6 million, compared to $5.7 million for the quarter ended September 30, 2002. On a generally accepted accounting principles (“GAAP”) basis, including non-cash and restructuring charges, net loss was $3.9 million, or $1.06 per share, for the quarter ended September 30, 2003 compared to a GAAP net loss of $8.1 million, or $2.22 per share for the quarter ended September 30, 2002.

Pro forma net loss was $931,000 or $0.25 per share for the quarter ended September 30, 2003, compared to a pro forma net loss of $2.9 million or $0.79 per share, for the quarter ended September 30, 2002. Pro forma net income (loss) figures exclude depreciation, amortization, accreted dividends and restructuring charges. A table reconciling the pro forma net income (loss) to GAAP net loss is included in the condensed consolidated financial statements in this release.

“eGain Service 6, our latest product suite launched in the March quarter of 2003 continues to gain market momentum,” said Ashutosh Roy, Chief Executive Officer. In the September quarter, the company closed 14 new customers worldwide compared to 7 in the prior quarter—including Affina, AGIS, Atlanta Journal Constitution, La Quinta, Landstingsförbundet (Swedish health care organization), Levitz, TRW, and Ventura. In addition, existing customers such as ABN-AMRO, AT&T Wireless, Barclays, Charter Communications, Portland General Electric, and Sallie Mae expanded their use of eGain solutions. A delay in completion of certain license transactions and an increase in hosted customer adoption versus license sales resulted in the license revenue shortfall in the September 2003 quarter. The company believes that most of these license transactions remain on track to close in the December 2003 quarter. Based upon the strength of its pipeline and market momentum, the company continues to believe that its annual operating plan for fiscal year 2004, to deliver $1.0 million of annual EBDA operating profits, remains achievable.

Total cash, cash equivalents and restricted cash at the end of the September 2003 quarter were approximately $3.4 million compared to approximately $5.2 million at the end of June 2003. Included in the $3.4 million balance was $506,000 of restricted cash compared to $791,000 of restricted cash in the prior quarter. Not reflected in the September 2003 balance is an additional $2.0 million advance the company made against its existing loan facility in October 2003.

Use of Non-GAAP Financial Measures

To supplement eGain’s consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), eGain uses non-GAAP pro forma net income (loss) and pro forma net income (loss) per share measures, which are not in accordance with, or are an alternative to, GAAP financial measures and may be different from pro forma measures used by other companies. eGain’s management believes that the presentation of these measures is useful to investors and other interested persons because, by excluding certain expenses we believe are not indicative of our core operating results, the users of the financial statements are provided with a valuable insight into eGain’s operating results. Further, these non-GAAP results are one of the primary indicators eGain’s management uses for planning and forecasting future periods. In addition, eGain has consistently provided these pro forma measurements in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters.

About eGain Communications Corporation

eGain (Nasdaq: EGAN) is a leading provider of customer service and contact center software and services, trusted by world-class companies to achieve and sustain customer service excellence for over a decade. 24 of the 50 largest global companies rely on eGain to transform their traditional call centers into profit centers, and extend their service-based competitive advantage. eGain Service 6™, the company’s software suite, available licensed or hosted, includes integrated, best-in-class applications for customer email management, live web collaboration, service fulfillment, knowledge management, and web self-service. These robust applications are built on the eGain Service Management Platform™ (eGain SMP™), a scalable next-generation framework that includes end-to-end service process management, multi-channel, multi-site contact center management, a flexible integration approach, and certified out-of-the-box integrations with leading call center, content and business systems.

Headquartered in Sunnyvale, California, eGain has an operating presence in 18 countries and serves over 800 enterprise customers worldwide. To find out more about eGain, visit http://www.eGain.com or call the company’s offices—United States: (888) 603-4246 ext. 9; London: +44 (0) 1753-464646; Tokyo: 81-3-5778-7590.

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Cautionary Note Regarding Forward-looking Statements

All statements in this release that involve eGain’s plans, forecasts, beliefs, projections, expectations, strategies and intentions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the challenging economic environment; the uncertainty of demand for eGain products; the anticipated customer benefits from eGain products; increased competition and technological changes in the markets in which eGain competes; eGain’s ability to manage its expenditures; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on September 29, 2003, and the company’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corp. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact: Anand Subramaniam 408-212-3506 PR@eGain.com	Investor Contact: 408-212-3448 IRegain@eGain.com

eGain Communications Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2003	June 30, 2003
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$2,900	$4,407
Restricted cash	506	791
Accounts receivable, net	2,845	3,270
Prepaid and other current assets	2,562	2,897

Total current assets	8,813	11,365

Property and equipment, net	838	1,192
Goodwill, net	4,880	4,880
Intangible assets, net	898	1,204
Other assets	250	397

	$15,679	$19,038

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,506	$1,486
Accrued compensation	803	864
Accrued liabilities	1,541	1,918
Current portion of accrued restructuring	1,111	1,194
Deferred revenue	4,085	4,333
Current portion of bank borrowings	1,108	1,649
Current portion of notes payable	78	78
Current portion of capital lease obligations	16	15

Total current liabilities	10,248	11,537

Notes payable, net of current portion	2,033	1,964
Capital lease obligations, net of current portion	6	10
Accrued restructuring, net of current portion	1,101	1,203
Other long term liabilities	244	243

Total liabilities	13,632	14,957

Stockholders’ equity:
Cumulative convertible preferred stock	103,196	101,371
Common stock	4	37
Additional paid-in capital	211,836	213,620
Notes receivable from stockholders	(103)	(102)
Deferred stock compensation	—	(38)
Accumulated other comprehensive income (loss)	(192)	(185)
Accumulated deficit	(312,694)	(310,622)

Total shareholders’ equity	2,047	4,081

	$15,679	$19,038

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eGain Communications Corporation

Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

(unaudited)

	Quarter ended September 30,
	2003	2002
Revenue:
Hosting	$732	$1,046
License	790	1,817
Services	3,051	2,808

Total revenue	4,573	5,671
Cost of revenue—direct	1,960	3,416
Cost of revenue—acquisition related	—	300

Gross profit (loss)	2,613	1,955

Operating costs and expenses:
Research and development	1,065	1,933
Sales and marketing	2,125	3,474
General and administrative	909	1,450
Amortization of intangible assets	306	337
Amortization of deferred compensation	—	66
Restructuring	121	1,047

Total operating costs and expenses	4,526	8,307

Loss from operations	(1,913)	(6,352)
Non-operating income (expense)	(159)	(66)

Net loss	$(2,072)	$(6,418)

Dividends on preferred stock	(1,825)	(1,708)

Net loss applicable to common stockholders	$(3,897)	$(8,126)

Per share information:
Basic and diluted net loss per common share	$(1.06)	$(2.22)

Shares used in computing basic and diluted net loss per common share	3,676	3,660

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eGain Communications Corporation

Pro Forma Condensed Consolidated Statement of Operations

(excluding amortization of goodwill, intangible assets,

deferred compensation, and other non-cash charges)

(in thousands, except per share amounts)

(unaudited)

	Quarter ended September 30,
	2003	2002
Revenue:
Hosting	$732	$1,046
License	790	1,817
Services	3,051	2,808

Total revenue	4,573	5,671
Cost of revenue	1,658	3,056

Gross profit (loss)	2,915	2,615

Operating costs and expenses:
Research and development	1,065	1,845
Sales and marketing	2,125	3,474
General and administrative	909	1,450
Total operating costs and expenses	4,099	6,769

Loss from operations	(1,184)	(4,154)
Non-operating income	(159)	(66)

Earnings before amortization (EBA)	$(1,343)	$(4,220)

Earnings before depreciation and amortization (EBDA)	$(931)	$(2,907)

Per share information:
EBA—Basic and diluted net loss per common share	$(0.37)	$(1.15)

EBDA—Basic and diluted net loss per common share	$(0.25)	$(0.79)

Shares used in computing basic and diluted net loss per common share	3,676	3,660

The above unaudited pro forma condensed consolidated statements of operations reconciles to the unaudited condensed consolidated statements of operations as follows:

Earnings before depreciation and amortization (EBDA)	(931)	(2,907)
Amortization of other intangible assets	(306)	(637)
Amortization of deferred compensation	—	(66)
Restructuring costs	(121)	(1,047)
Depreciation	(412)	(1,313)
Amortization of prepaid licenses	(302)	(360)
Dividends on preferred stock	(1,825)	(1,708)
Costs associated with employee transfers to India	—	(88)

Net loss applicable to common stockholders	(3,897)	(8,126)

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